Exhibit 99.1
NYSE Amex Exchange: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Receives Deep Disposal Well Permit

Casper, Wyoming, October 23, 2012 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE MKT and TSX: URZ; Frankfurt: U9E) announces that the Wyoming Department of Environmental Quality has issued the Class I Underground Injection Control (deep disposal well) permit for the Company’s Nichols Ranch ISR Uranium Project located in the Powder River Basin of Wyoming, U.S.A. This deep disposal well authorization is the last permit required to begin operations and commercial uranium production at Nichols Ranch.

“The receipt of the deep disposal well permit concludes a long but successful effort to obtain all of the regulatory permits and licenses needed to construct and operate an ISR uranium mine in Wyoming,” stated Mike Thomas, Vice President of Environment, Health and Safety.

“With this final permit in hand, Uranerz will focus on installing two deep disposal wells this winter while completing the remaining construction activities”, stated Company President and CEO, Glenn Catchpole. “We are all very excited at the prospect of becoming America’s next ISR uranium producer in 2013.”

The Nichols Ranch ISR Uranium Project is expected to become the first new uranium mine built in Wyoming since 1996. The project is licensed for a production level of up to two million pounds of uranium per year with initial annual production targeted for 600,000 to 800,000 pounds after ramp-up. The project will also serve as a platform to develop the Company's other Powder River Basin properties with enhanced economics for adjacent and satellite projects.

About Uranerz
The Nichols Ranch ISR Uranium Project is Uranerz’ first ISR mine. ISR, or in-situ recovery, is a mining process that uses a leaching solution to extract uranium from sandstone uranium deposits; it is the generally accepted extraction technology used in the Powder River Basin area of Wyoming. Uranerz controls a large strategic land position in the central Powder River Basin. The Company’s management team has specialized expertise in the ISR uranium mining method and a record of licensing, constructing, and operating ISR uranium projects. The Company has entered into long-term uranium sales contracts for a portion of its planned production with Exelon and one other of the largest nuclear utilities in the country.

Further Information
For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or by email at investor@uranerz.com. Alternatively, please refer to the Company’s website at www.uranerz.com, review the Company’s filings with the Securities and Exchange Commission at www.sec.gov, or visit the Company’s profile on SEDAR at www.sedar.com.

Forward-looking Statements
This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, statements with respect to the Company’s expectation that it will commence commercial production at the Nichols Ranch ISR Uranium Project in 2013, the Company’s projection that Nichols Ranch will be the first new uranium mine built in North America since 1996, and all other statements setting out construction plans, future production plans or estimates or which describe future activities or express intentions or expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.